ALLEGIANT TRAVEL COMPANY REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

RECORD THIRD QUARTER MARGINS, THIRD QUARTER EPS INCREASES OVER 180%

Las Vegas, Nev., October 19, 2009 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following financial results for the third quarter 2009 and comparisons to prior year equivalents:

Unaudited	3Q09	3Q08	Change
Total operating revenue (millions)	$133.1	$116.9	13.9%
Operating income (millions)	$21.9	$8.1	170.3%
Operating margin	16.5%	6.9%	9.6pp
Net income (millions)	$13.8	$4.9	181.7%
Diluted earnings per share	$0.68	$0.24	183.3%
Scheduled Service:
Average fare — scheduled service	$67.09	$86.32	(22.3)%
Average fare – ancillary	33.35	32.28	3.3%
Average fare – total	$100.44	$118.60	(15.3)%
Total revenue per ASM (cents)	9.96	12.75	(21.9)%
Average passengers per departure	132	137	(3.6)%
Load factor	89.9%	93.8%	-3.9pp
Average stage length (miles)	888	856	3.7%
Total System*:
Operating expense per passenger	$83.00	$111.60	(25.6)%
Operating expense per passenger, excluding fuel	$50.31	$53.33	(5.7)%
Average departures per aircraft per day	2.75	2.30	19.6%
Average stage length (miles)	818	815	0.4%

*Total system includes scheduled service, fixed-fee contract and non-revenue flying

Allegiant Travel Company also reported the following balance sheet information:

Unaudited ($millions)	September 30, 2009	June 30, 2009	Change ($mm)
Unrestricted cash (including short-term investments)	222.4	228.2	(5.8)
Unrestricted cash net of air traffic liability	138.1	138.3	(0.2)
Total debt, including capital leases	54.8	60.7	(5.9)

“We are pleased to report these very strong results in not only our historically weakest quarter, but also in what has been an exceptionally trying economic environment” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company. “Moreover these results were produced with a 47% increase in scheduled service departures over the third quarter of 2008. In the third quarter of 2008, we squeezed capacity hard to compensate for extraordinarily high fuel prices. This year we returned to more normal third-quarter aircraft utilization which in combination with a seven-aircraft increase in our fleet resulted in high year-over-year growth against a backdrop of continued industry capacity cuts. Notwithstanding our somewhat dramatic snap-back of capacity, our unit revenue declines were largely in-line with the industry and we produced a record third quarter 16% operating margin and a 182% increase in net income, validating our decision to return to a ‘business-as-usual’ third quarter.

“Looking forward, we are cautiously optimistic that better times are in the offing. Scheduled fares, both air fare and ancillary per passenger, bounced off their lows of the second quarter. It’s a little early to declare victory, but we certainly like the trend, which is continuing into the fourth quarter. Speaking of the fourth quarter, please note that last year we enjoyed a powerful combination of low fuel prices and air fares that had not declined, which makes the fourth quarter of 2008 a very difficult comp.

“I am very pleased to note that, as is more fully described in a separate press release, Andrew C. Levy, our long-time Managing Director – Planning and CFO, has been promoted by our Board of Directors to the position of President of Allegiant Travel Company. Andrew has been integral to the successful rebirth of Allegiant since 2001, and this promotion recognizes his central role in directing this endeavor. Andrew retains the title of CFO.

“We also received some nice recognition recently when Allegiant Travel Company was ranked second in the 2009 edition of the Forbes Magazine “200 Best Small Companies” list. This is, as much as anything, a tribute to our excellent team members who have done a terrific job during these difficult economic times, particularly as the industry experienced unprecedented revenue declines this spring and summer,” concluded Gallagher.

Andrew C. Levy, President & CFO, stated, “Cost management was excellent in the third quarter, with a material benefit from our decision to return utilization to a more normal level. Cost per passenger excluding fuel declined to $50.31 in the third quarter from $53.33 in the prior year, which understates the improvement since system load factor was 3.8 percentage points lower than last year. Please note these figures include bonus accrual, which has increased significantly in 2009 since it is tied to profitability and therefore further disguises underlying cost improvement. Excluding bonus accrual, cost per passenger excluding fuel declined to $48.70 in the quarter from $52.50 a year ago.

“Our balance sheet continues to be among the strongest in the industry. We ended the quarter with unrestricted cash and short-term investments of $222.4 million, down from $228.2 million at the end of the prior quarter. Our unrestricted cash usually dips from the end of the second quarter to the end of the third driven by seasonally lower advance sales but the reduction this year is significantly less than in each of the three prior years. Excluding air traffic liability, cash decreased slightly from $138.3 million to $138.1 million sequentially. Our debt outstanding declined from $60.7 million at June 30, 2009 to $54.8 million at September 30. Capital expenditures during the third quarter were $5.8 million, mostly for the purchase of three part-out aircraft, improvements made to an aircraft prior to its placement in service and the purchase of ground service equipment.

“Given our strong financial position, we continue to evaluate the market for opportunistic purchases of high-quality MD-80 aircraft, which has the potential to substantially impact 2009 and/or 2010 capital expenditure guidance,” Levy concluded.

Under the share repurchase program our Board of Directors approved in January 2009 and amended in July, we spent $6.8 million in open market transactions during the third quarter to acquire 172,377 shares of the Company’s Common Stock at an average price of $39.52 per share. In the first three quarters of 2009, the Company spent $24.4 million in open market transactions repurchasing a total of 637,902 shares at an average price of $38.26 per share. We currently have a total of $10.6 million in unused stock repurchase authority remaining under our current Common Stock repurchase plan.

MD-80 Aircraft in Service*	September 30, 2009	September 30, 2008
Owned (including capital leases)	40	35
Leased	4	2

Total	44	37

• Does not include two aircraft acquired but not placed in service as of September 30, 2009.

During the third quarter of 2009, we placed one owned aircraft in service. In the fourth quarter, we expect to place in service two owned aircraft, one before Thanksgiving and the other before the Winter holiday. These are the final two deliveries to Allegiant of six MD-80s we acquired in 2008 that were on lease with a third party. We expect to continue to add high quality MD-80 aircraft to our fleet at attractive prices without the need for external financing.

In the third quarter, Allegiant Air announced nine new routes to begin in the fourth quarter, including five routes to Phoenix-Mesa, two to Orlando, and one each to Tampa Bay/St. Petersburg and Ft. Lauderdale.

Network Summary*	September 30, 2009	September 30, 2008
Major leisure destinations	6	5
Other leisure destinations	5	4
Small cities served	58	54

Total cities served	69	63
Routes to Las Vegas	40	38
Routes to Orlando	29	26
Routes to Tampa Bay/St. Petersburg	19	15
Routes to Phoenix-Mesa	15	9
Routes to Southern California (Los Angeles)	11	0
Routes to Ft. Lauderdale	4	6
Other routes	9	4

Total routes	127	98

• includes cities served seasonally

At this time, Allegiant Travel Company provides the following guidance to investors. All items are subject to revision. Allegiant Air expects:

•	Fourth quarter 2009 year-over-year total system departure growth of about 15% and ASM growth of about 23%.

•	Fourth quarter 2009 year-over-year scheduled departure growth of about 16% and scheduled ASM growth of about 23%.

•	To average about 2.4 departures per aircraft per day and to average about 5.6 block hours per aircraft per day in the fourth quarter of 2009.

•	Full-year 2009 total system departure growth of about 20% and ASM growth of about 22% over 2008.

•	Full-year 2009 scheduled departure growth of about 24% and scheduled ASM growth of about 26% over 2008.

•	First quarter 2010 year-over-year total system departure growth of about 7% and ASM growth of about 15%.

•	First quarter 2010 year-over-year scheduled departure growth of about 7% and scheduled ASM growth of about 15%.

•	Fourth quarter maintenance expenditure of $120,000–130,000 per aircraft per month.

•	Fourth quarter 2009 operating expense per passenger, excluding fuel to be in-line with that of the fourth quarter of 2008.

•	To operate 46 aircraft by the end of 2009 and to operate at least 52 aircraft by the end of 2010, including the scheduled retirement of one MD-87 at the end of the first quarter of 2010.

•	2009 capital expenditures of $36 million and 2010 capital expenditures of approximately $50 million.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at noon East Coast time tomorrow, October 20, 2009, to discuss its third quarter 2009 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to major leisure destinations such as Las Vegas, Orlando, Fla., Tampa/St. Petersburg, Fla., Phoenix-Mesa, Los Angeles and Fort Lauderdale, Fla. Through its subsidiary, Allegiant Air, the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future operating expense, maintenance expense per aircraft, ASM growth, departure growth, fleet growth and expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, possible unionization efforts, our fixed obligations, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended September 30, 2009 and 2008
(in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Percent
	2009	2008	change
OPERATING REVENUE:
Scheduled service revenue	$81,075	$73,796	9.9
Fixed fee contract revenue	11,274	14,234	(20.8)
Ancillary revenue	40,291	27,591	46.0
Other revenue	465	1,265	(63.2)

Total operating revenue	133,105	116,886	13.9

OPERATING EXPENSES:
Aircraft fuel	43,777	56,795	(22.9)
Salary and benefits	22,305	17,272	29.1
Station operations	13,875	10,309	34.6
Maintenance and repairs	12,985	10,099	28.6
Sales and marketing	3,907	3,099	26.1
Aircraft lease rentals	507	517	(1.9)
Depreciation and amortization	7,633	6,219	22.7
Other	6,176	4,459	38.5

Total operating expenses	111,165	108,769	2.2

OPERATING INCOME	21,940	8,117	170.3

As a percent of total operating revenue	16.5%	6.9%
OTHER EXPENSE:
Loss (earnings) from unconsolidated affiliates, net	22	(13)	N/M
Interest income	(593)	(878)	(32.5)
Interest expense	1,040	1,302	(20.1)

Total other expense	469	411	14.1

INCOME BEFORE INCOME TAXES	21,471	7,706	178.6

As a percent of total operating revenue	16.1%	6.6%
PROVISION FOR INCOME TAXES	7,695	2,816	173.3

NET INCOME	$13,776	$4,890	181.7

As a percent of total operating revenue	10.3%	4.2%
Earnings per share:
Basic	$0.69	$0.24	187.5
Diluted	$0.68	$0.24	183.3
Weighted average shares outstanding:
Basic	19,822	20,223	(2.0)
Diluted	20,120	20,467	(1.7)

Allegiant Travel Company
Operating Statistics
Three Months Ended September 30, 2009 and 2008
(Unaudited)

	Three months ended September 30,		Percent
	2009	2008	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,339,407	974,600	37.4
Revenue passenger miles (RPMs) (thousands)	1,173,831	858,100	36.8
Available seat miles (ASMs) (thousands)	1,350,284	946,366	42.7
Load factor	86.9%	90.7%	(3.8)
Operating revenue per ASM (cents)	9.86	12.35	(20.2)
Operating expense per ASM (CASM) (cents)	8.23	11.49	(28.4)
Fuel expense per ASM (cents)	3.24	6.00	(46.0)
CASM, excluding fuel (cents)	4.99	5.49	(9.1)
Operating expense per passenger	$83.00	$111.60	(25.6)
Fuel expense per passenger	$32.68	$58.27	(43.9)
Operating expense per passenger, excluding fuel	$50.31	$53.33	(5.7)
Departures	11,117	7,835	41.9
Block hours	24,356	17,153	42.0
Average stage length (miles)	818	815	0.4
Average number of operating aircraft during period	44.0	37.0	18.9
Total aircraft in service end of period	44	37	18.9
Average departures per aircraft per day	2.75	2.30	19.6
Average block hours per aircraft per day	6.0	5.0	20.0
Full-time equivalent employees at end of period	1,519	1,282	18.5
Fuel gallons consumed (thousands)	23,346	16,507	41.4
Average fuel cost per gallon	$1.88	$3.44	(45.3)
Scheduled service statistics
Passengers	1,208,306	854,833	41.3
Revenue passenger miles (RPMs) (thousands)	1,095,291	745,188	47.0
Available seat miles (ASMs) (thousands)	1,218,951	794,730	53.4
Load factor	89.9%	93.8%	(3.9)
Departures	9,181	6,223	47.5
Average passengers per departure	132	137	(3.6)
Block hours	21,425	14,210	50.8
Yield (cents)	7.40	9.90	(25.3)
Scheduled service revenue per ASM (cents)	6.65	9.28	(28.3)
Ancillary revenue per ASM (cents)	3.31	3.47	(4.6)

Total revenue per ASM (cents)	9.96	12.75	(21.9)
Average fare — scheduled service	$67.09	$86.32	(22.3)
Average fare — ancillary	33.35	32.28	3.3

Average fare — total	$100.44	$118.60	(15.3)
Average stage length (miles)	888	856	3.7
Fuel gallons consumed (thousands)	20,442	13,629	50.0
Average fuel cost per gallon	$2.05	$3.88	(47.2)
Percent of sales through website during period	85.3%	85.8%	(0.5)

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Consolidated Statements of Income
Nine Months Ended September 30, 2009 and 2008
(in thousands, except per share amounts)
(Unaudited)

	Nine months ended September 30,		Percent
	2009	2008	change
OPERATING REVENUE:
Scheduled service revenue	$260,982	$253,175	3.1
Fixed fee contract revenue	30,886	41,068	(24.8)
Ancillary revenue	126,156	83,846	50.5
Other revenue	5,187	3,495	48.4

Total operating revenue	423,211	381,584	10.9

OPERATING EXPENSES:
Aircraft fuel	119,012	192,357	(38.1)
Salary and benefits	69,345	51,558	34.5
Station operations	40,874	32,821	24.5
Maintenance and repairs	36,882	31,914	15.6
Sales and marketing	12,768	11,103	15.0
Aircraft lease rentals	1,419	2,461	(42.3)
Depreciation and amortization	21,766	17,190	26.6
Other	16,943	15,024	12.8

Total operating expenses	319,009	354,428	(10.0)

OPERATING INCOME	104,202	27,156	283.7

As a percent of total operating revenue	24.6%	7.1%
OTHER EXPENSE:
Loss on fuel derivatives, net	—	11	N/M
(Earnings) loss from unconsolidated affiliates, net	(62)	30	N/M
Interest income	(1,974)	(3,638)	(45.7)
Interest expense	3,158	4,206	(24.9)

Total other expense	1,122	609	84.2

INCOME BEFORE INCOME TAXES	103,080	26,547	288.3

As a percent of total operating revenue	24.4%	7.0%
PROVISION FOR INCOME TAXES	37,290	9,339	299.3

NET INCOME	$65,790	$17,208	282.3

As a percent of total operating revenue	15.5%	4.5%
Earnings per share:
Basic	$3.28	$0.85	285.9
Diluted	$3.23	$0.84	284.5
Weighted average shares outstanding:
Basic	20,045	20,295	(1.2)
Diluted	20,360	20,531	(0.8)

Allegiant Travel Company
Operating Statistics
Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	Nine months ended September 30,		Percent
	2009	2008	change*
OPERATING STATISTICS
Total system statistics
Passengers	4,108,161	3,282,810	25.1
Revenue passenger miles (RPMs) (thousands)	3,637,768	2,957,915	23.0
Available seat miles (ASMs) (thousands)	4,152,029	3,395,714	22.3
Load factor	87.6%	87.1%	0.5
Operating revenue per ASM (cents)	10.19	11.24	(9.3)
Operating expense per ASM (CASM) (cents)	7.68	10.44	(26.4)
Fuel expense per ASM (cents)	2.87	5.66	(49.3)
CASM, excluding fuel (cents)	4.82	4.77	1.0
Operating expense per passenger	$77.65	$107.97	(28.1)
Fuel expense per passenger	$28.97	$58.60	(50.6)
Operating expense per passenger, excluding fuel	$48.68	$49.37	(1.4)
Departures	33,666	27,361	23.0
Block hours	75,308	62,083	21.3
Average stage length (miles)	829	837	(1.0)
Average number of operating aircraft during period	41.9	36.1	16.1
Total aircraft in service end of period	44	37	18.9
Average departures per aircraft per day	2.94	2.77	6.1
Average block hours per aircraft per day	6.6	6.3	4.8
Full-time equivalent employees at end of period	1,519	1,282	18.5
Fuel gallons consumed (thousands)	71,323	58,995	20.9
Average fuel cost per gallon	$1.67	$3.26	(48.8)
Scheduled service statistics
Passengers	3,795,377	2,958,101	28.3
Revenue passenger miles (RPMs) (thousands)	3,424,042	2,656,359	28.9
Available seat miles (ASMs) (thousands)	3,783,741	2,951,035	28.2
Load factor	90.5%	90.0%	0.5
Departures	28,645	22,413	27.8
Average passengers per departure	132	132	—
Block hours	67,233	53,223	26.3
Yield (cents)	7.62	9.53	(20.0)
Scheduled service revenue per ASM (cents)	6.90	8.58	(19.6)
Ancillary revenue per ASM (cents)	3.33	2.84	17.3

Total revenue per ASM (cents)	10.23	11.42	(10.4)
Average fare — scheduled service	$68.76	$85.59	(19.7)
Average fare — ancillary	33.24	28.34	17.3

Average fare — total	$102.00	$113.93	(10.5)
Average stage length (miles)	882	884	(0.2)
Fuel gallons consumed (thousands)	63,554	50,465	25.9
Average fuel cost per gallon	$1.80	$3.54	(49.2)
Percent of sales through website during period	86.2%	86.6%	(0.4)

* except load factor and percent of sales through website, which is percentage point change